Exhibit 32.1
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Kraton Polymers LLC (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 of the Company fully complies with the requirements of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 14, 2007

By:	/s/ George B. Gregory
George B. Gregory
Chief Executive Officer and President

By:	/s/ Nicholas G. Dekker
Nicholas G. Dekker
Chief Financial Officer and Vice President

(A signed original of this written statement required by Section 906 has been provided to Kraton Polymers LLC and will be retained by them and furnished to the Securities and Exchange Commission or its staff upon request.)